Exhibit 99.1

  Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the
General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                               FW INTEGRATED ORTHOPAEDICS
                                 INVESTORS, L.P.

                               By:  Group 31, Inc., general partner

                               By: /s/ J. Taylor Crandall
                                  J. Taylor Crandall
                                  President


                               GROUP 31, INC.

                               By:  /s/ J. Taylor Crandall
                                    J. Taylor Crandall
                                    President


                                  /s/ J. Taylor Crandall
                                  J. Taylor Crandall


                               FW INTEGRATED ORTHOPAEDICS
                                 INVESTORS II, L.P.

                               By:  FW Group Genpar, Inc.,
                                    general partner


                               By: /s/ David G. Brown
                                  David G. Brown
                                  President


                               FW GROUP GENPAR, INC.


                               By:  /s/ David G. Brown
                                    David G. Brown
                                    President


                                  /s/ David G. Brown
                                  David G. Brown


                               GROUP SPECIAL INVESTMENTS, INC.


                               By:   /s/ J. Taylor Crandall
                                     J. Taylor Crandall
                                     President